Exhibit 99.1

Synchronoss Technologies: Press Release

Synchronoss Technologies Appoints Jeff Miller Interim President and Chief Executive Officer

BRIDGEWATER, N.J., September 21, 2020 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), a global leader and innovator of cloud, messaging, digital and IoT products, today announced that its Board of Directors has appointed Jeff Miller as interim President and Chief Executive Officer, effective immediately, in addition to his role as Chief Commercial Officer. He succeeds Glenn Lurie who has resigned as the Company’s President and Chief Executive Officer, and as a member of its Board of Directors, following the Board of Directors’ review of allegations of personal misconduct by Mr. Lurie in violation of the Company’s policies. His resignation is not related to the Company’s strategy, financial or business performance. Given the expectation that all employees will respect Synchronoss’ values and adhere to the Company’s code of conduct, the Board has accepted Mr. Lurie’s resignation. The Board of Directors will conduct an executive search to identify a permanent President and Chief Executive Officer.

“Synchronoss continues to develop innovative technology and solutions for some of the world’s leading technology and telecommunications companies,” said Stephen Waldis, Founder and Chairman of the Board of Synchronoss. “The Board and I look forward to working with Jeff, our Chief Financial Officer David Clark and the broader Synchronoss management team to drive forward the ongoing transformation of Synchronoss, building on the strength of our customer relationships, and delivering long-term value to our shareholders. We anticipate a smooth leadership transition as we commence a robust search process for the Company’s next CEO.”

Mr. Miller joined Synchronoss in 2018 as Chief Commercial Officer from IDEAL Industries, a firm focused on designing and delivering solutions for smart commercial buildings and spaces, where he was President of the Technology Group.  Mr. Miller previously served 16 years with Motorola, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC, a division of Lenovo, and held various leadership positions in Sales Management, Marketing and Product Management at AT&T during an 11-year tenure.

Jeff Miller, Interim President and CEO, commented, “We see many attractive opportunities for growth across our Cloud, Messaging, Digital and IoT platforms. I look forward to maintaining the depth and long-term nature of our global customer relationships, a hallmark of Synchronoss, as now, more than ever, our customers look to us to address their business challenges. I welcome the opportunity to work closely with the Board and our management team to drive enhanced performance throughout our organization, capitalize on strategic opportunities in the telecom and digital spaces and help position Synchronoss for our next stage of growth.”

In parallel, Synchronoss is maintaining its 2020 guidance on EBITDA of $20 million to $25 million, as previously communicated in its second quarter earnings release dated August 10, 2020.  Additional details relating to the Company’s financial performance and business outlook will be provided during its customary quarterly earnings call in November 2020.

About Synchronoss Technologies, Inc.

Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, digital and IoT products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Synchronoss Technologies: Press Release

Forward-looking Statements

This press release includes statements concerning the Company and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Media Contacts:

Diane Rose

CCgroup (North America)

T: +1 727.238.7567

E: diane@ccgrouppr.com

Richard Fogg

CCgroup (International)

T: +44 7887 845 238

E: synchronoss@ccgrouppr.com

Investor Contact:

David Clark

Chief Financial Officer

+1 800.575.7606

investor@synchronoss.com